SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 28, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

        Delaware                    0-19347                 13-3584978
 (State of Incorporation)    (Commission file number)   (I.R.S. Employer
                                                        Identification No.)

            59 Maiden Lane, New York, New York         10038-4548
        (Address or principal executive office)        (Zip Code)

         Registrant's telephone number including area code (212) 530-6600


          Item 2.  Acquisition or Disposition of Assets

                    On March 28, 1997, The Home Insurance Company ("Home Insurance") completed the reorganization (the "Reorganization") of one of its direct subsidiaries, Gruntal Financial Corp. ("GFC"). The Reorganization was consummated pursuant to a Reorganization Agreement, dated February 24, 1997, between GFC and The 1880 Group LLC ("The 1880 Group"), under which GFC was restructured as a limited liability company, Gruntal Financial, L.L.C. ("Gruntal Financial"), and partially transferred to The 1880 Group. GFC's business includes securities underwriting, sales and trading, discount brokerage, merchant banking, financial advisory services, investment research, correspondent brokerage services, asset management and life insurance agency.

                    Home Insurance is a New Hampshire-domiciled property and casualty insurer and a direct, wholly-owned subsidiary of the Registrant. The 1880 Group is a limited liability company organized under the laws of the State of Delaware, the members of which include Robert P. Rittereiser, GFC's former chairman and chief executive officer, and several other former GFC officers including, but not limited to, Lee Fensterstock, formerly President and Chief Operating Officer, Joanne T. Marren, formerly Executive Vice President and General Counsel, and Henry Gottmann, formerly Executive Vice President (collectively, "Management").

                    In connection with the Reorganization, Gruntal Financial issued several classes of securities to GFC and The 1880 Group, including preferred securities, with a face amount of approximately $235 million in the aggregate. As a result of the Reorganization, GFC owns 40% of the common interest in Gruntal Financial and The 1880 Group owns 60% of the common interest in Gruntal Financial. In connection with the issuance of certain preferred securities to GFC, Home Insurance and Centre Reinsurance Dublin, an affiliate of the Zurich Insurance Company, entered into a swap agreement intended to ensure that Home Insurance's investment in Gruntal Financial yields at least $155.5 million plus a 7.5% per annum rate of return thereon, subject to certain modifications with respect to certain distributions and sales proceeds of the common and preferred interests of Gruntal Financial.

                    In connection with the Reorganization,
          Management entered into management services agreements with The 1880 Group which, in turn, will provide such services to Gruntal Financial.

                    Also in connection with the Reorganization, GFC, which holds Home Insurance's interest in Gruntal Financial, changed its name to Home Financial Corp, restructured its board of directors and appointed new officers to replace those who resigned to take positions with Gruntal Financial.

          Item 7. Financial Statements, Pro Forma Financial
                  Information and Exhibits.

                    The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K:

               (a)  Financial Statements or Business Acquired.

                    Not applicable.

               (b)  Pro Forma Financial Information.

                     The Reorganization involved the issuance of several classes of securities to GFC and The 1880 Group as follows: (i) Gruntal Financial issued to GFC securities called Preferred A Interests in a nominal amount of $155.5 million and securities called Preferred B Interests in a nominal amount of $70 million; (ii) Gruntal Financial issued to The 1880 Group securities called Preferred C Interests in an approximate nominal amount of $9 million; and (iii) Gruntal Financial issued a class of securities called Common Interests, 40% of which have been issued to GFC, and 60% of which have been issued to The 1880 Group.

                    As a result of the partial transfer of GFC to Management, Gruntal Financial will be accounted for as an equity investment and will no longer be a consolidated subsidiary. The following unaudited pro forma consolidated balance sheet is presented as if the restructuring took place December 31, 1996. The unaudited pro forma consolidated income statement for the year ended December 31, 1996 is presented as if the restructuring occurred on January 1, 1996.

                    The pro forma financial data is presented for informational purposes and should not be construed to be indicative of the actual results of the Registrant for periods presented or future results of operations of the Registrant. The pro forma adjustments are described in the accompanying notes presented herein.

                     Home Holdings Inc. and Subsidiaries
                Unaudited Pro Forma Consolidated Balance Sheet
                              December 31, 1996

           ($ millions)                                Pro Forma   Pro
                                          Historical  Adjustments Forma

           ASSETS

           Insurance investments            $1,292         --    $1,292

           Cash                                 36         1         37

           Premiums receivable                 290                  290

           Funds held by affiliate             248                  248

           Reinsurance receivables           2,765                2,765

           Securities broker-dealer            392       (392)       --
           investments

           Receivables from brokers,         2,258     (2,258)       --
           dealer and customers

           Investment in securities                       155       155
           broker-dealer

           Other assets                        312       (142)      170
                                           ________    _______   _______

             Total assets                   $7,593    ($2,636)   $4,957
                                           ========   ========   ======

           LIABILITIES AND STOCKHOLDERS' DEFICIENCY

           Liabilities:

           Unpaid loss and loss             $5,687    $    --    $5,687
           adjustment expenses

           Payable to brokers, dealers       2,060     (2,060)       --
           and customers

           Debt of securities broker-          246       (246)       --
           dealer

           Corporate debt                      567                  567

           Other liabilities                   572       (322)      250
                                            ______    ________   ______

             Total liabilities               9,132     (2,628)    6,504
                                            ======    ========   ======

           Stockholders' Deficiency

           Paid-in capital                     777                  777

           Deficit                          (2,320)        (8)   (2,328)

           Unrealized gains on insurance         6                    6
           investments

           Unrealized currency                  (2)                  (2)
           translation adjustments          _______   ________   _______

             Total stockholders'            (1,539)        (8)   (1,547)
                  deficiency                _______   ________   _______

             Total liabilities and          $7,593    ($2,636)   $4,957
             stockholders' deficiency       ======    ========   ======


          See accompanying notes to pro forma consolidated financial information.


                     Home Holdings Inc. and Subsidiaries
              Unaudited Pro Forma Consolidated Income Statement
                     For the Year Ended December 31, 1996

           ($ millions)                                Pro Forma       Pro
                                           Historical  Adjustments    Forma

           REVENUES

           Net earned premiums                $116                    $116

           Insurance net investment            146         23          169
           income

           Insurance realized capital            9                       9
           gains

           Securities broker-dealer            442       (442)          --
           operations                       ______     _______        _____

             Total revenues                    713       (419)         294

           OPERATING EXPENSES

           Losses and loss adjustment          588                     588
           expenses

           Policy acquisition and other        120                     120
           insurance expenses

           Securities broker-dealer            417       (417)          --
           operations

           Corporate interest expense           49                      49
                                            ______     _______        _____

             Total expenses                  1,174       (417)         757

             Loss before income taxes         (461)        (2)        (463)

           Income tax expense                   (7)                     (7)
                                            _______    _______        _____

             NET LOSS                        ($468)       ($2)        $470
                                            =======    =======        =====

          See accompanying notes to pro forma consolidated financial information.

          Notes to unaudited pro forma consolidated financial information

               The accompanying pro forma consolidated balance sheet as of December 31, 1996 reflects adjustments to account for the investment in Gruntal Financial using the equity method of accounting. Pro forma adjustments to the balance sheet also include the impact of transaction expenses at closing of approximately $8 million.

               The pro forma consolidated income statement for the year ended December 31, 1996 reflects adjustments for use of the equity method of accounting and adjustments for dividends that would have been paid under the terms of the Reorganization, whereby Gruntal Financial has issued various preferred securities to GFC and The 1880 Group. Dividend income to GFC from the Preferred A Interest of $12 million and the Preferred B Interest of $11 million are reflected in the pro forma income statement. Additionally, The 1880 Group was allocated $2 million of dividend income for the Preferred C Interest. The transaction expenses of approximately $8 million were not considered in the pro forma consolidated income statement.

             (c)  Exhibits.

               (2.1)     Reorganization Agreement, dated February
                         24, 1997, between GFC and The 1880 Group
                         (incorporated by reference to the
                         Registrant's Report on Form 8-K filed on
                         February 25, 1997);

               (99.1)    Form of Gruntal Financial, L.L.C.
                         Agreement, between GFC and The 1880 Group
                         (attached to the Reorganization Agreement as Exhibit 3.1C) (incorporated by reference to the Registrant's Report on Form 8-K filed on February 25, 1997);

               (99.2) Form of Swap and Investment Management Amendment, by and among Home Insurance and Centre Reinsurance Dublin (attached to the Reorganization Agreement as Exhibit 3.1E) (incorporated by reference to the Registrant's Report on Form 8-K filed on February 25, 1997); and

               (99.3) Press release issued on February 25, 1997 (incorporated by reference to the
                         Registrant's Report on Form 8-K filed on
                         February 25, 1997).


               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOME HOLDINGS INC.

          Dated: April 14, 1997         By: /s/ Richard H. Hershman
                                            ____________________________
                                            Richard H. Hershman

                                            (Principal Financial and
                                            Accounting Officer through the
                                            Services Agreement, dated June
                                            12, 1995, between Risk
                                            Enterprise Management Limited, a
                                            Delaware corporation, and Home
                                            Insurance)